UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2007

Clearant, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50309	912190195
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11111 Santa Monica Blvd., Suite 650, Los Angeles, California		90025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 479-4570

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2007, we entered into Stock Purchase Agreements and Registration Rights Agreements with approximately twenty accredited and institutional investors for the sale of shares of our common stock in exchange for gross proceeds of approximately $2.2 million, as described in Item 3.02 below.

Item 3.02 Unregistered Sales of Equity Securities.

On April 3, 2007, we agreed to issue approximately 89,000,000 shares of our common stock at a price of $0.025 per share in private placements to approximately twenty accredited and institutional investors for gross proceeds of approximately $2.2 million. Purchasers included our Chief Executive Officer Jon M. Garfield. The private placements were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions not involving a public offering.

We entered into Stock Purchase Agreements with each of the purchasers, substantially in the form of Exhibit 10.1 attached hereto and incorporated herein by reference. Each of the purchasers represented their intention to acquire the securities for their own account for investment purposes and not with a view to the distribution thereof other than in accordance with applicable law. Appropriate legends will be affixed to the stock certificates issued in the transaction. All purchasers either received or had access to adequate information concerning the investment.

We also entered into Registration Rights Agreements with each of the purchasers, substantially in the form of Exhibit 10.2 attached hereto and incorporated herein by reference, pursuant to which the purchasers were granted customary demand registration rights, obligating us to use our best efforts file registration statements covering the purchased shares.

We reserve the right to accept oversubscriptions for additional amounts. Unless otherwise required by law, we disclaim any obligation to release publicly any updates or changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01 Financial Statements and Exhibits.

10.1 Form of Stock Purchase Agreement
10.2 Form of Registration Rights Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearant, Inc.

April 4, 2007	By:	/s/ Jon M. Garfield

Name: Jon M. Garfield
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Purchase Agreement
10.2	Form of Registration Rights Agreement